EXHIBIT 4(d)

                                EXIDE ELECTRONICS
                         401(K) Retirement Benefit Plan
                          Enrollment/Change Application


Check One:                             (For Office Use Only)

                                          -----  ----  ----
                                          Month  Day   Year


  ___ NEW ENROLLMENT (Complete all items in Sections A,B,C & D)
  ___ CHANGE IN CONTRIBUTIONS (Complete all items in Sections A,B,& D)
  ___ SUSPENSION OF CONTRIBUTIONS (Complete all items in Sections A & D)
  ___ REINSTATEMENT OF CONTRIBUTIONS (Complete all items in Sections A,B,& D)

SECTION A

Employee Name: (First, M.I., Last)  Please Print in ink or use typewriter.
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Employee Address:
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Street                  City                      State       Zip Code

Social Security No.:  __ __ __ - __ __ - __ __ __ __

Employee No.:  _________

SECTION B:  EMPLOYEE TAX DEFERRED CONTRIBUTIONS

Check One:
-- --  --  -- --  --  --  -  --  --  --  --  --  --  --  --
0% 1%  2%  3% 4%  5%  6%  7% 8%  9%  10% 11% 12% 13% 14% 15%


SECTION C:  INVESTMENT OPTIONS(New Enrollment Only)

      Investment Options MUST BE Made In Increments of 10%
      (10,20,30,40,50,60,70,80,90, or 100%). Please Ensure Your TOTAL ELECTION
      EQUALS 100%. Changes In Investment Options Are Made By Contacting Fidelity Directly By Phone.


FIDELITY INVESTMENTS:

         RETIREMENT GOVERNMENT MONEY MARKET FUND..............______ %
         PURITAN FUND.........................................______ %
         ASSET MANAGER FUND...................................______ %
         GROWTH & INCOME FUND.................................______ %
         U.S. EQUITY INDEX FUND...............................______ %
         GROWTH COMPANY FUND..................................______ %
         EXIDE ELECTRONICS GROUP INC. COMMON STOCK FUND.......______ %
                                                 TOTAL         100   %

SECTION D: AUTHORIZATION

I hereby authorize my employer to deduct the above indicated percentages from my compensation (as defined in the Plan), to forward such amounts to the Trustee, or to amend my prior elections if indicated above.

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       DATE                           EMPLOYEE SIGNATURE